UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 10, 2006
NORTH POINTE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-51530	38-3615047

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28819 Franklin Road, Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 358-1171
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01. Changes in Registrant’s Certifying Accountant.
     On April 10, 2006, the Audit Committee (the “Committee”) of the Board of Directors of North Pointe Holdings Corporation (the “Company”) dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm.
     The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified nor modified as to uncertainty, audit scope or accounting principle.
     During fiscal years ended December 31, 2005 and 2004 and through April 10, 2006, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make a reference thereto in their reports on the financial statements for such years.
     Except as noted below, during the Company’s two most recent fiscal years ended December 31, 2005 and 2004 and through April 10, 2006, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
     · As of September 30, 2005, management of the Company concluded that the Company did not maintain effective controls over the completeness of liabilities related to a recent assessment from Citizens Property Insurance Corporation (“Citizens”), an entity created by the State of Florida to provide insurance to property owners unable to obtain coverage in the private insurance market. Citizens has the ability to assess private insurance carriers such as the Company to fund a substantial portion of its deficit. Specifically, the Company did not properly identify and recognize the liability to Citizens when probable and reasonably estimable. This control deficiency resulted in an adjustment to the Company’s unaudited interim financial statements as of and for the quarter ended September 30, 2005. In addition, this control deficiency could result in a material misstatement in our annual or interim financial statements that would not be prevented or detected. Accordingly, management concluded as of September 30, 2005 that this control deficiency constituted a material weakness.
     · As of September 30, 2005, management of the Company concluded that the Company did not maintain effective controls over the accounting for certain reinsurance contracts. Specifically, the Company did not properly evaluate certain of its reinsurance contracts to determine amounts recoverable related to the Citizens assessment described above. This control deficiency resulted in an adjustment to the Company’s unaudited interim financial statements as of and for the quarter ended September 30, 2005. In addition, this control deficiency could result in a material misstatement to the Company’s annual or interim financial statements that would not be prevented or detected. Accordingly, management of the Company concluded that this control deficiency constituted a material weakness.
     As of December 31, 2005, management of the Company believes that each of the two material weaknesses described above has been remediated. The Company has authorized

PricewaterhouseCoopers LLP to respond to inquiries from the successor registered independent public accounting firm regarding these two material weaknesses.
     The Company has requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter, dated April 14, 2006, is filed as Exhibit 16.1 to this Form 8-K.
     Effective April 13, 2006, the Audit Committee of the Board of Directors of North Pointe Holdings Corporation engaged Deloitte & Touche LLP to serve as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2006. During the Company’s fiscal years ended December 31, 2005 and 2004 and through April 13, 2006, neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01. Financial Statements and Exhibits.
(a)	None.

(b)	None.

(c)	None.

(d)	The following document is furnished as an Exhibit to the Current Report on Form 8-K pursuant to item 601 of Regulation S-K:
16.1	Letter from PricewaterhouseCoopers LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2006	NORTH POINTE HOLDINGS CORPORATION
(Registrant)

	By:	/s/ James G. Petcoff James G. Petcoff

Its: Chief Executive Officer

EXHIBIT INDEX
Exhibit Number
The following document is furnished as an Exhibit to the Current Report on Form 8-K pursuant to item 601 of Regulation S-K:
16.1	Letter from PricewaterhouseCoopers LLP.

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